Exhibit 32.2 - Officer Certification

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Health Outcomes Management, Inc. on Form 10-KSB for the fiscal year ended February 29, 2004, as filed with the Securities and Exchange Commission on the date here of, each of the undersigned officers of Health Outcomes Management, Inc. certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

   (1) The Form 10-KSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Health Outcomes Management, Inc. as of the dates and for the periods expressed in the Form 10-KSB.

Date: May 28, 2004

   /s/ Peter J. Zugschwert
B. Marie Cooper
Principal Accounting Officer and Controller

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Secion 906, has been provided to Health Outcomes Management, Inc. and will be retained by Health Outcomes Management, Inc. and furnished to the Securities Exchange Commission or its staff upon request.